UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 16, 2005
Date of Report (Date of earliest event reported)

STARBUCKS CORPORATION

(Exact name of registrant as specified in its charter)

Washington	0-20322	91-1325671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 Utah Avenue South
Seattle, Washington 98134

(Address of principal executive offices) (Zip Code)

(206) 447-1575

(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On February 8, 2005, management of Starbucks Corporation (the “Company”) discussed with the Audit and Compliance Committee of the Board of Directors of the Company (the “Audit Committee”) the views expressed by the Office of the Chief Accountant of the Securities and Exchange Commission (the “SEC”) on February 7, 2005 regarding certain operating lease accounting issues and their application under generally accepted accounting principles (“GAAP”). The Audit Committee concurred with management’s plan to further evaluate its accounting practices relative to leases.

     On February 10, 2005, in a telephonic meeting with the Chair of the Audit Committee and the Company’s independent registered public accounting firm, Deloitte & Touche LLP, management made a preliminary determination that its then-current method of accounting for leasehold improvements funded by landlord incentives or allowances under operating leases (tenant improvement allowances) and its then-current method of accounting for rent holidays were not in accordance with GAAP. Because the Company’s Quarterly Report on Form 10-Q for the first quarter of fiscal 2005 (the “10-Q”) was due February 11, 2005, management recommended filing a Form 12b-25 with the SEC for a five-day extension on the due date of the 10-Q in order to give management time to incorporate the correct accounting for these items into the 10-Q and to give the Audit Committee and the Company’s independent registered public accounting firm time to review the filing. The Chair of the Audit Committee concurred with management’s recommendation. On February 11, 2005, the Company filed the Form 12b-25 and a Current Report on Form 8-K to report the filing extension.

     On February 16, 2005, management and the Audit Committee, in consultation with the Company’s independent registered public accounting firm, discussed the issues regarding the Company’s method of accounting for tenant improvement allowances and rent holidays and the Audit Committee concurred with management’s assessment that the Company’s accounting for these items was incorrect and that the Company’s previously issued audited consolidated financial statements for fiscal 2002, 2003 and 2004 and the unaudited comparative 2003 and 2004 quarterly information should be restated.

     These matters will not impact the Company’s previously reported first quarter fiscal 2005 earnings per share.

     As a result of the Company’s determination to restate its consolidated financial statements as discussed above, the financial statements included in the Company’s Annual Report on Form 10-K for fiscal 2004 should no longer be relied upon. The Company will file a Form 10-K/A with restated consolidated financial statements, and the Company’s Forms 10-Q for fiscal 2005 will reflect the restated information for the corresponding quarters in fiscal 2004.

Item 8.01. Other Events.

On February 16, 2005, the Company issued a press release announcing that it had filed the Company’s first quarter fiscal 2005 Form 10-Q with the SEC.

The Company announced that it had determined that its current method of accounting for tenant improvement allowances and rent holidays was not in accordance with GAAP. Accordingly, the Company announced that it had conducted a review of its accounting related to leases and had corrected its accounting for both these items.

The Company also announced that it had made the decision to restate the Company’s consolidated financial statements previously issued in its Annual Report on Form 10-K for the fiscal year ended October 3, 2004 and that it will quantify these restatements in a Form 10-K/A to be filed with the SEC. Investors or other interested parties should refer to the Form 10-Q filed with the SEC on February 16, 2005 and, after it has been filed with the SEC, the Company’s Form 10-K/A for fiscal 2004, for amended information.

A copy of the Company’s February 16, 2005 press release is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

      (c) Exhibits.

Exhibit No.	Description

99.1	Press release of Starbucks Corporation dated February 16, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARBUCKS CORPORATION
Dated: February 16, 2005	By:	/s/ Michael Casey
Michael Casey
executive vice president and chief financial officer Signing on behalf of the registrant and as principal financial officer

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Press release of Starbucks Corporation dated February 16, 2005